EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Fidelity National Information Services, Inc.:
We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-63342, 333-64462, 333-103266, 333-131601, 333-131602, 333-132844, 333-132845, 333-138654, and 333-146080) and on Form S-3 (No. 333-131593) of Fidelity National Information Services, Inc. and subsidiaries (the Company) of our reports dated February 27, 2009, with respect to the consolidated balance sheets of the Company as of December 31, 2008 and 2007, and the related consolidated statements of earnings, stockholders’ equity, cash flows, and comprehensive earnings for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which appear in the December 31, 2008 annual report on Form 10-K of the Company.
As discussed in notes 1 and 4 to the consolidated financial statements, the Company completed a spin-off of its Lender Processing Services segment on July 2, 2008.
/s/ KPMG LLP
February 27, 2009
Jacksonville, Florida
Certified Public Accountants